Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              |X|

Filed by a Party other than the Registrant           | |

Check the appropriate box:

| |   Preliminary Proxy Statement                    | |   Confidential,  For
                                                           Use of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

| |   Definitive Additional Materials

| |   Soliciting Material Under Rule 14a-12

                     EVANS & SUTHERLAND COMPUTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
| |      Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
(1)      Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5)      Total fee paid:
--------------------------------------------------------------------------------
| |   Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
| |   Check box if any part of the fee is offset as provided  by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
--------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)      Filing Party:
--------------------------------------------------------------------------------
(4)      Date Filed:
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

EVANS & SUTHERLAND (Logo)


                                                                  April 24, 2000


Dear Evans & Sutherland Shareholder:

         You are cordially invited to attend Evans & Sutherland's 2000 annual meeting of shareholders to be held on Wednesday, May 17, 2000 at 11:00 a.m., local time, at our principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

         An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

         I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

                                                     Sincerely,


                                                     /s/ James R. Oyler

                                                     James R. Oyler
                                                     President and
                                                     Chief Executive Officer











    |_| 600 Komas Drive |_| Salt Lake City, Utah 84108 |_| tel  801-588-1000 |_|
fax 801-588-4500 |_| web es.com

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                     ---------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2000


TO THE SHAREHOLDERS:

         The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Wednesday, May 17, 2000 at 11:00 a.m., local time, at 600 Komas Drive, Salt Lake City, Utah 84108. At the meeting, you will be asked:

         1. To elect two directors to serve until the 2003 annual meeting of shareholders;

         2.     To approve an amendment to the 1998 Stock Option Plan;

         3. To ratify the appointment of KPMG LLP as independent auditors of Evans & Sutherland for the fiscal year ending December 31, 2000; and

         4. To transact such other business as may properly be presented at the annual meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         If you were a shareholder of record at the close of business on April 14, 2000, you may vote at the annual meeting and any adjournment(s) thereof.

         We invite all shareholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

                                     FOR THE BOARD OF DIRECTORS



                                     Mark C. McBride
                                     Vice President and
                                     Corporate Secretary








Salt Lake City, Utah
April 24, 2000



--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION
                                 600 Komas Drive
                           Salt Lake City, Utah 84108


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

         Evans & Sutherland Computer Corporation, a Utah corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2000 annual meeting of shareholders to be held on Wednesday, May 17, 2000 at 11:00 a.m., local time, or at any adjournment or postponement thereof. The annual meeting of shareholders will be held at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

         These proxy solicitation materials were mailed on or about April 24, 2000 to all shareholders entitled to vote at the meeting. Evans & Sutherland will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. Evans & Sutherland has engaged the firm of Morrow & Company, Inc., a proxy solicitation firm, to assist Evans & Sutherland in the solicitation of proxies for the meeting. Evans & Sutherland will pay approximately $7,500 in fees for Morrow's services and will reimburse Morrow for reasonable out of pocket expenses. Directors, officers, or employees of Evans & Sutherland may also solicit proxies without additional compensation.

VOTING OF PROXIES

         Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

          FOR the election of the Board of Director's nominees for directors;

          FOR the amendment to the 1998 Stock Option Plan; and

          FOR ratification of the appointment of KPMG LLP as Evans & Sutherland's independent auditors for the fiscal year ending December 31, 2000.

         We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

         Record holders of shares of Evans & Sutherland's common stock, par value $.20 per share, at the close of business on April 14, 2000 may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on April 14, 2000, there were 9,348,329 shares of common stock outstanding.

         The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Evans & Sutherland's bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. An automated system administered  by  Evans &  Sutherland's  transfer  agent  tabulates  the  votes.
Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

         You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, currently consisting of one or two directors each, whose terms expire at successive annual meetings. Two directors will be elected at the 2000 annual meeting to serve for a three-year term expiring at Evans & Sutherland's annual meeting in the year 2003. The nominees elected as directors will continue in office until their respective successors are duly elected and qualified.

         The Board of Directors has nominated Mr. Peter O. Crisp and Mr. Ivan E. Sutherland for election as directors at the 2000 annual meeting. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that the nominees will be unavailable. All directors have served continuously since first elected as a director.

VOTE REQUIRED

         A plurality of the votes represented at the meeting is required to elect a director.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.



                                    DIRECTORS

         Set forth below is the principal occupation of, and certain other information regarding, the nominees and other directors whose terms of office will continue after the annual meeting.

DIRECTOR NOMINEES - TERMS ENDING IN 2003

Peter O. Crisp, Director of Evans & Sutherland since 1980. Mr. Crisp is Vice Chairman of Rockefeller Financial Services, Inc. From 1969 to October 1997, Mr. Crisp was a General Partner of Venrock Associates, a venture capital firm based in New York. He is also a Director of American Superconductor Corporation, Lexent Inc., Thermedics, Inc., Thermo Electron Corporation, Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation. Age: 67

Ivan E. Sutherland, Co-founder and Director of Evans & Sutherland since 1968. Mr. Sutherland is Vice President and Fellow for Sun Microsystems, Inc. From 1980 to late 1990, he served as Vice President and Technical Director for Sutherland, Sproull and Associates, Inc. Also during this period, Mr. Sutherland was associated with ATV as a partner and advisor in venture capital activities. From March 1976 to July 1980, he served as Fletcher Jones Professor of Computer Science and head of the Computer Science Department at the California Institute of Technology. Mr. Sutherland served as a Vice President and Chief Scientist of Evans & Sutherland from 1968 until June 1974, as Vice President of Picture Design Group from July 1974 to December 1974 and as a Senior Scientist for the Rand Corporation from January 1975 to May 1976. Age: 61.

DIRECTORS CONTINUING IN OFFICE - TERMS ENDING IN 2001

Gerald S. Casilli, Director of Evans & Sutherland since 1997. Mr. Casilli is Chairman of the Board of Ikos Systems, Inc. and has served in such capacity since July 1989 and has served as a Director of Ikos since 1986. He was also Chief Executive Officer of Ikos from April 1989 to August 1995. From January 1986 to December 1989, Mr. Casilli was a general partner of Trinity Ventures, Ltd., a venture capital firm and from February 1982 to 1990, he was a general partner of Genesis Capital, a venture capital firm. Mr. Casilli founded Millenium Systems in 1973, a manufacturer of microprocessor development systems and served as its President and Chief Executive Officer until 1982. Age: 60.

James R. Oyler, President, Chief Executive Officer and Director of Evans & Sutherland since December 1994. Mr. Oyler is also a Director of Ikos Systems, Inc. and Silicon Light Machines. Previously, he served as President of AMG, Inc. from mid-1990 through 1994 and as Senior Vice President of Harris Corporation from 1976 through mid-1990. Age: 54.

DIRECTOR CONTINUING IN OFFICE - TERM ENDING IN 2002

Stewart Carrell, Chairman of the Board of Evans & Sutherland since March 1991 and Director of Evans & Sutherland since 1984. Mr. Carrell also serves as Chairman of Seattle Silicon Corporation and as a Director of Tripos, Inc. From mid-1984 until October 1993, he was Chairman and Chief Executive Officer of Diasonics, Inc., a medical imaging company. From November 1983 until early 1987, Mr. Carrell was also a General Partner in Hambrecht & Quist LLC, an investment banking and venture capital firm. Age: 66.

BOARD MEETINGS AND COMMITTEES

         In fiscal year 1999 the Board of Directors held four board meetings either in person or telephonically. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors. The Board of Directors has established three committees, the Audit Committee, the Compensation and Stock Options Committee and the Nomination Committee.

         The principal functions of the Audit Committee are to monitor the integrity of Evans & Sutherland's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of Evans & Sutherland's independent auditors; provide an avenue of communication among the independent auditors, management and the Board of Directors; encourage adherence to, and continuous improvement of, Evans & Sutherland's policies, procedures and practices at all levels; review areas of potential significant financial risk to Evans & Sutherland; and monitor compliance with legal and regulatory requirements. The Audit Committee consists of Ivan E. Sutherland, Gerald S. Casilli, and Peter O. Crisp and held two meetings in 1999.

         The Compensation and Stock Options Committee reviews compensation and benefits for Evans & Sutherland's executives and administers the grant of stock options under Evans & Sutherland's existing plans. Pursuant to delegated authority from the Board of Directors, James R. Oyler, as Chief Executive Officer, determines all salaries except for Evans & Sutherland's executive officers. The Compensation and Stock Options Committee consists of Stewart Carrell, Gerald S. Casilli, Peter O. Crisp, and Ivan E. Sutherland and held one meeting in 1999.

     The Nomination Committee makes recommendations to the Board of Directors concerning candidates for election as directors. The Nomination Committee considers nominees recommended by shareholders for election as a director. Such recommendations should be sent to the Corporate Secretary of Evans & Sutherland for presentation to the Nomination Committee. The Nomination Committee consists of Stewart Carrell, Gerald S. Casilli, Peter O. Crisp and Ivan E. Sutherland. There were no separate meetings of the Nomination Committee held in 1999.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors employed by Evans & Sutherland do not receive any separate compensation for services performed as a director. Evans & Sutherland's non-employee directors receive a $20,000 annual retainer per year plus $1,000 for each board meeting attended. There is no separate compensation for committee meeting attendance.

         On February 2, 1989, the Board of Directors adopted the 1989 Stock Option Plan for Non-Employee Directors, which was approved by the shareholders on May 16, 1989. The Non-Employee Directors Plan was subsequently amended on February 20, 1996 and May 20, 1998. Under the Non-Employee Directors Plan, 400,000 shares have been reserved for issuance of options. Pursuant to the Non-Employee Directors Plan, each non-employee director of Evans & Sutherland, serving at such time, received an option on May 16, 1989 to purchase 10,000 shares, which option was immediately exercisable. Each person, who becomes an eligible director (non-employee) subsequent to the date of adoption of the plan, receives an automatic grant, on the date of his first appointment or election to the Board of Directors, of an option to purchase 10,000 shares. Such options are exercisable in three annual installments on the first, second and third anniversaries of the date of the grant.

         In addition to the initial grants, each eligible director is automatically granted additional options to purchase 10,000 shares of Evans & Sutherland's common stock on the first day of each fiscal year, provided, however, that in no event shall an eligible director be granted options under the Non-Employee Directors Plan to purchase more than 100,000 shares in the aggregate. Each option, after the initial option, becomes exercisable in three installments on the first, second and third anniversaries of the date of the grant. Currently, the Board of Directors consists of three non-employee directors. As of April 14, 2000, 190,550 shares remain available for future option grants under the Non-Employee Directors Plan.

         The exercise price for options granted under the Non-Employee Directors Plan is equal to the fair market value of Evans & Sutherland's common stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option expires on the earlier of its expiration date or 90 days from the date the grantee ceased to be a non-employee director for any reason other than retirement from the Board of Directors after attaining age 57, or employment by Evans & Sutherland. In the event of retirement, each option shall become fully vested and exercisable until the expiration date of such option. In the event of employment, each option shall continue to be exercisable until the expiration of the option or 90 days after termination of employment of such individual.

         Options granted pursuant to the Non-Employee Directors Plan are nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income on the excess of the fair market value on the date of exercise over the option exercise price. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. In the event of a sale of the option, the optionee recognizes ordinary income on the difference between the option exercise price and the sale price. No tax deduction is available to Evans & Sutherland with respect to the grant of the option or the sale of stock acquired upon exercise of the option. Evans & Sutherland should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option. Generally, option recipients will be subject to the restrictions of Section 16(b) of the 1934 Act.



                                  PROPOSAL TWO
                                AMENDMENT TO THE
                     EVANS & SUTHERLAND COMPUTER CORPORATION
                             1998 STOCK OPTION PLAN

         The Board of Directors of Evans & Sutherland has approved and recommends that the shareholders approve an amendment to the Evans & Sutherland Computer Corporation 1998 Stock Option Plan to (1) increase the aggregate number of shares of Evans & Sutherland's common stock available for grant under the 1998 Stock Option Plan from 850,000 shares to 1,250,000 shares and (2) prohibit the committee and Board of Directors from having the authority or discretion to adjust the exercise price of outstanding options granted under the 1998 Stock Option Plan, whether through an amendment of an existing option agreement or through the cancellation and replacement of outstanding options granted under the 1998 Stock Option Plan.

         The 1998 Stock Option Plan is an essential element of Evans & Sutherland's compensation package that it uses to attract and retain employees in the highly competitive computer industry. Furthermore, such options promote the success and enhance the value of Evans & Sutherland by linking the personal interests of its employees, officers, executives, consultants and advisors to those of its shareholders and by providing such individuals with an incentive to work to maximize shareholder value. The 1998 Stock Option Plan utilizes vesting periods to encourage key employees to continue in the employ of Evans & Sutherland and thereby acts as a retention device for those employees as well as encourages them to maintain a long-term perspective.

         The Board of Directors believes that the potential dilutive effect of the issuance of stock options under the 1998 Stock Option Plan is mitigated by the stock repurchase program currently in effect, which is designed to offset options issued. During 1999, Evans & Sutherland repurchased 402,500 shares of its common stock, largely offsetting grants made in 1999. Evans & Sutherland currently has 463,500 shares remaining under the Board of Director's repurchase authorization to offset the 400,000 shares available for grant under this proposal.

         During the past three years, a majority of options granted under the 1998 Stock Option Plan and the 1995 Long-Term Incentive Plan have been issued to non-executive employees, with a minority to executives. In 1995, every employee of Evans & Sutherland was granted stock options and since then every new employee has received options when starting employment. Since 1996, options have been granted to key contributors below the executive level. Evans & Sutherland believes that these practices have had a positive effect on performance and plans to continue them in the future.

         The amendment to the 1998 Stock Option Plan, if approved by shareholders, will increase the number of shares available for grant under the 1998 Stock Option Plan. Evans & Sutherland intends to register the new 400,000 shares available under the 1998 Stock Option Plan on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval. The 1998 Stock Option Plan is described in more detail under the heading "Evans & Sutherland Computer Corporation 1998 Stock Option Plan," beginning on page 10 of this proxy statement and is qualified in its entirety by reference to the 1998 Stock Option Plan, a copy of which is attached hereto as Appendix A.

VOTE REQUIRED


     The affirmative vote of a majority of a quorum of shareholders is required for the amendment of the Evans & Sutherland 1998 Stock Option Plan.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.



                                 PROPOSAL THREE
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         KPMG LLP, independent certified public accountants, has been selected by the Board of Directors as the accounting firm to audit the accounts and to report on the financial statements of Evans & Sutherland for the fiscal year ending December 31, 2000 and the Board of Directors recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of KPMG as Evans & Sutherland's independent auditors is not required by Evans & Sutherland's bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for shareholder ratification as a matter of good corporate practice. KPMG has audited Evans & Sutherland's financial statements since 1968. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

         Neither KPMG, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has KPMG, nor any of its members ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

         The affirmative vote of a majority of a quorum of shareholders is required for the ratification of the appointment of KPMG.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                OTHER INFORMATION

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of Evans & Sutherland's common stock as of April 14, 2000, (i) by each person who is known by Evans & Sutherland to own beneficially more than five percent of Evans & Sutherland's common stock, (ii) by each of Evans & Sutherland's directors and director nominees, (iii) by the Chief Executive Officer and each of Evans & Sutherland's four most highly compensated executive officers who served as executive officers at December 31, 1999 and (iv) by all directors and executive officers as a group.

                Directors, Officers and                                             Shares Beneficially Owned(1)
                Principal Shareholders
                -----------------------                                               Number             Percent
                                                                                   -------------        ---------
PRINCIPAL SHAREHOLDERS
      Intel Corporation (2)                                                            1,282,128          12.1%
                            ----------------------------------------------
      2200 Mission College Blvd., Santa Clara, California  95052-8119

      State of Wisconsin Investment Board (3)                                          1,014,750          10.9%
                                              ----------------------------
P.O. Box 7842, Madison, Wisconsin 53707
      Vanguard/PRIMECAP Fund, Inc. (4)                                                   840,000           9.0%
                                       -----------------------------------
      P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600

      Dimensional Funds Advisors (5)                                                     681,000           7.3%
                                     -------------------------------------
      1299 Ocean Avenue, 11th Floor, Santa Monica, California  90401
      M.J. Whitman Advisers, Inc. (6)                                                    587,000           6.3%
                                      ------------------------------------
      767 Third Avenue, New York, New York 10017-2023
      The TCW Group, Inc. (7)                                                            564,700           6.0%
                              --------------------------------------------
      865 South Figueroa Street, Los Angeles, California  90017
      EQSF Advisers, Inc. (6)                                                            502,200           5.4%
                              --------------------------------------------
      767 Third Avenue, New York, New York 10017-2023

DIRECTORS

      Stewart Carrell (8)                                                                 43,757               *
                          ------------------------------------------------
      Gerald S. Casilli (9)                                                               16,592               *
                            ----------------------------------------------
      Peter O. Crisp (10)                                                                 66,504               *
                          ------------------------------------------------
      James R. Oyler (11)                                                                315,114           3.3%
                          ------------------------------------------------
      Ivan E. Sutherland (12)                                                             91,555           1.0%
                              --------------------------------------------

OTHER EXECUTIVE OFFICERS

      David Figgins (13)                                                                  13,334               *
                         -------------------------------------------------
      Robert Ard (14)                                                                     17,810               *
                      ----------------------------------------------------
      William C. Gibbs (15)                                                               50,000               *
                            ----------------------------------------------
      George Saul (16)                                                                    14,267               *
                       ---------------------------------------------------

All directors and executive officers as a group - 11 persons (17)                        650,493             6.6%
                                                                  --------

      *  Less than one percent.

(1) Applicable percentage ownership is based on 9,348,329 shares of Common Stock outstanding as of the record date, April 14, 2000. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options or warrants currently exercisable or which will be exercisable within 60 days of the record date, (b) shares attainable through conversion of other securities,
      (c) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers and
      (d) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and executive officers of Evans & Sutherland have sole voting and investment power over the shares of Evans & Sutherland's common stock held in their names, except as noted in the following footnotes.

(2) Intel Corporation has sole voting power and sole dispositive power as to 1,282,128 shares, according to Schedule 13D filed with the Securities and Exchange Commission dated August 3, 1998. The number of shares attributable to Intel includes 901,408 shares of common stock that Intel has a right to acquire upon conversion of 901,408 shares of Series B Preferred Stock and 378,462 shares of common stock that Intel has a right to acquire upon exercise of a warrant for 378,462 shares of Series B Preferred Stock and upon conversion of such Series B Preferred Stock.

(3) State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 1,014,750 shares according to Schedule 13G/A filed with the Securities and Exchange Commission dated January 26, 2000.

(4) Vanguard/PRIMECAP Fund, Inc. has sole voting power and shared dispositive power as to 840,000 shares according to Schedule 13G/A filed with the Securities and Exchange Commission dated February 4, 2000.

(5) Dimensional Fund Advisors has sole voting power and sole dispositive power as to 681,000 shares according to Schedule 13G filed with the Securities and Exchange Commission dated February 3, 2000.

(6) EQSF Advisers, Inc. has sole voting power and sole dispositive power as to 502,200 shares and M.J. Whitman Advisers, Inc. has sole voting power and sole dispositive power as to 587,000 shares according to Schedule 13G/A filed with the Securities and Exchange Commission dated February 14, 2000. EQSF Advisers, Inc., M.J. Whitman Advisers, Inc. and Martin J. Whitman, Chief Executive Officer and controlling person of EQSF Advisors and M.J. Whitman Advisors, Inc., filed a joint Schedule 13G/A.

(7) The TCW Group, Inc. has shared voting power and shared dispositive power as to 546,700 shares according to a Schedule 13G filed with the Securities and Exchange Commission dated February 14, 2000.

(8) In addition to being a director, Mr. Carrell is also Chairman of the Board of Evans & Sutherland. The number of shares attributable to Mr. Carrell includes 10,000 shares of common stock, 200 shares which are issuable upon conversion of $200,000 of convertible debentures at a conversion rate of $42.10 per share and acquired by Mr. Carrell on March 7, 1995, and 33,557 shares subject to outstanding stock options which are currently exercisable or will be exercisable on or before June 13, 2000.

(9) The number of shares attributed to Mr. Casilli includes 6,592 shares of common stock and 10,000 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(10) The number of shares attributable to Mr. Crisp includes 42,437 shares of common stock and 24,067 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(11) In addition to being a director, Mr. Oyler is also President and Chief Executive Officer of Evans & Sutherland. The number of shares attributable to Mr. Oyler includes 12,000 shares of common stock and 303,114 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(12) The number of shares attributable to Mr. Ivan E. Sutherland includes 63,555 shares of common stock and 28,000 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000. Of the 63,555 shares of common stock, 11,300 shares are held by the Sutherland Family Trust of 1980 as to which Mr. Sutherland is a co-trustee with Marcia Sutherland, with each trustee having sole voting and dispositive power.

(13) Mr. Figgins commenced employment with Evans & Sutherland in April 1998 as Vice President of PC Simulation in the Simulation Group. The number of shares attributable to Mr. Figgins is 13,334 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(14) Mr. Ard commenced employment with Evans & Sutherland in June 1998 as Vice President and General Manager in the Applications Group. The number of shares attributable to Mr. Ard includes 1,143 shares of common stock and 16,667 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(15) As of December 31, 1999, Mr. Gibbs was Vice President of Corporate Development of Evans & Sutherland. Mr. Gibbs terminated his employment with Evans & Sutherland in February 2000. The number of shares attributable to Mr. Gibbs is 50,000 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(16) Mr. Saul commenced employment with Evans & Sutherland in June 1998 as a result of Evans & Sutherland's acquisition of Silicon Realty, Inc. The number of shares attributable to Mr. Saul includes 1,000 shares of common stock and 13,267 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

(17) The total for directors and officers as a group includes 138,727 shares of common stock and 511,766 shares subject to outstanding stock options that are currently exercisable or will be exercisable on or before June 13, 2000.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Evans & Sutherland for the fiscal years ended December 31, 1999, 1998 and 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                          ----------------------------------------
                                          Annual Compensation                     Awards                Payouts
                                    ----------------------------------    -------------------------     -------
                                                            Other         Restricted     Securities
       Name and                                             Annual          Stock        Underlying      LTIP       All Other
  Principal Position       Year     Salary    Bonus (1)   Compensation       Awards      Options/SARS    Payouts    Compensation (2)
  -------------------      ----     ------    ---------   ------------     ----------    ------------    -------    ----------------

  James R. Oyler           1999      $361,600  $      -             -               -        30,000            -        $50,173
    President and          1998       344,400         -             -               -       137,000            -         50,912
    Chief Executive        1997       328,000   194,500             -               -        70,000            -         46,854
    Officer


  David Figgins (3)        1999       195,000    23,574             -               -        49,000            -         30,915
    Vice President,        1998       150,000    18,073             -               -        16,000            -         67,236
    Simulation Group       1997             -         -             -               -             -            -              -



  William C. Gibbs (4)     1999       275,000         -             -               -             -            -              -
    Vice President of      1998        13,800         -             -               -        75,000            -              -
    Corporate Development  1997             -         -             -               -             -            -              -



  Robert Ard (5)           1999       191,000         -             -               -        18,000            -         58,931
    Vice President         1998       100,385    16,881             -               -        32,000            -         70,185
    Applications Group     1997             -         -             -               -             -            -              -



 George Saul (6)           1999       215,000         -             -               -             -            -         82,076
    Vice President         1998        92,596         -             -               -        39,800            -         25,527
    REALimage Solutions    1997             -         -             -               -             -            -              -
    Group



(1) Represents incentive bonuses for the year indicated that were paid in the subsequent year. Amount of bonus is for achievement of corporate, individual and organizational objectives for fiscal years 1999, 1998 and 1997.


(2) All other compensation for fiscal year 1999 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $34,545, Mr. Figgins $22,727, and Mr. Ard $ 13,909); (ii) matching contribution to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $10,828, Mr. Figgins $5,798, Mr. Ard $6,292, and Mr. Saul $8,335); (iii) matching contribution to Evans & Sutherland's 401(k) Deferred Savings Plan (Mr. Oyler $4,800, Mr. Figgins $2,390, and Mr. Saul $4,391); and (iv) reimbursement for relocation expenses (Mr. Ard $38,730, and Mr. Saul $69,350).


     All other compensation for fiscal year 1998 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $29,091, Mr. Ard $13,002, and Mr. Saul $18,545); (ii) matching contribution to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $17,021, Mr. Figgins $2,942, and Mr. Ard $3,298); (iii) matching contribution to Evans & Sutherland's 401(k) Deferred Savings Plan (Mr. Oyler $4,800, and Mr. Saul $2,677); and (iv) reimbursement for relocation expenses (Mr. Figgins $64,294, Mr. Ard $53,885, and Mr. Saul $4,305).


      All other compensation for Mr. Oyler in fiscal year 1997 includes (i) premiums paid for executive life insurance policies of $27,491; (ii) matching contribution to Evans & Sutherland's Executive Savings Plan of $13,160; (iii) matching contribution to Evans & Sutherland's 401(k)
      Deferred Savings Plan of $4,750; and (iv) premiums paid for group term life insurance policies of $1,453.


(3) Mr. Figgins commenced his employment with Evans & Sutherland in April 1998 as Vice President of PC Simulation in the Simulation Group.


(4) Mr. Gibbs commenced his employment with Evans & Sutherland in December 1998 and terminated his employment with Evans & Sutherland in February 2000.

(5) Mr. Ard commenced his employment with Evans & Sutherland in June 1998, as Vice President and General Manager in the Applications Group.


(6) Mr. Saul commenced his employment with Evans & Sutherland in June 1998 as a result of Evans & Sutherland's acquisition of Silicon Reality, Inc.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted during fiscal year 1999 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted in 1999.

                                             Individual Grants
                        --------------------------------------------------------------
                          Number of       Percent of      Exercise Of     Expiration    Potential Realizable Value at
                         Securities         Total             Base           Date       Assumed Annual Rates of Stock
                         Underlying      Options/SARs       Price(1)                    Price Appreciation for Option
                          Options/        Granted to                                               Term (2)
                            SARs         Employees In                                    ----------------------------
Name                      Granted         Fiscal Year                                      At 5%            At 10%
--------------------    -----------      ------------     ----------       ---------      --------         ---------
James R. Oyler             30,000            6.4%            $14.75          2/24/09       $278,286         $705,231

David Figgins              24,000            5.1%             14.75          2/24/09       222,629           564,185
                           25,000            5.3%             12.50          8/16/09       196,530           498,045

Robert Ard                  8,000            1.7%             14.75          2/24/09        74,210           188,062
                           10,000            2.1%             13.69          6/09/09        86,080           218,143




(1) The options are all granted to employees under Evans & Sutherland's 1995 Long-Term Incentive Equity Plan or 1998 Stock Option Plan and become exercisable in three equal installments on the first, second and third anniversaries of the date of the grant. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with Evans & Sutherland. The total number of options granted to employees during fiscal year 1999 was 471,605 shares.
(2) These potential realizable values are based on an assumed annual rate of increase in the value of Evans & Sutherland's common stock over the ten-year term of the options of five percent and ten percent, compounded annually, as required by the rules of the Securities and Exchange Commission. These rates of increase in value are not indicative of the past performance of Evans & Sutherland's common stock and are not intended to be a forecast of future appreciation in value of Evans & Sutherland's common stock. The actual realizable value, if any, of these options is dependent upon the actual future value of Evans & Sutherland's common stock, which cannot be predicted with any assurance at this time.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth information concerning the exercise of stock options during fiscal year 1999 by each of the Named Executive Officers and lists the value of their unexercised options on December 31, 1999. None of the Named Executive Officers exercised any stock options during 1999.

                               Number Of Securities Underlying                          Value Of Unexercised
                                 Unexercised Options/SARs At                        In-The-Money Options/SARs At
        Name                           Fiscal Year-End                                    Fiscal Year-End
----------------------        -----------------------------------                 ---------------------------------

                               Exercisable          Unexercisable                Exercisable          Unexercisable
                               -----------          -------------                -----------          -------------
James R. Oyler                     293,114                 78,889                          -                      -

David Figgins                        5,334                 59,667                          -                      -

Robert Ard                          10,667                 39,333                          -                      -

William C. Gibbs                    50,000                 25,000                          -                      -

George Saul                         13,267                 26,553                          -                      -



Based on the closing price of Evans & Sutherland's common stock as reported on the Nasdaq Stock Market on December 31, 1999 of $11.44.

                          10-YEAR OPTION/SAR REPRICINGS

       The following table sets forth information regarding stock options that were repriced during fiscal year 1998 that were previously awarded to the named executive officers. No SARs were repriced during 1998. Except for the options that were repriced during fiscal year 1998, no other options have been repriced.

                                        Number of                                                     Length of
                                        Securities      Market Price                               Original Term
                                        Underlying        of Stock    Exercise Price   New          Remaining at
                                       Options/SARs      at Time of     at Time of    Exercise        Date of
       Name                   Date       Repriced        Repricing      Repricing      Price         Repricing
---------------------       --------   -----------      ------------  -------------  ---------  ----------------
James R. Oyler              09/29/98     56,000           $ 13.56         $ 22.38     $ 13.56   8 years 5 months
                                         36,000             13.56           22.50       13.56   9 years 8 months

Ronald R. Sutherland (1)    09/29/98     40,000             13.56           20.88       13.56   7 years 4 months
                                         20,000             13.56           22.38       13.56   8 years 5 months
                                         20,000             13.56           22.50       13.56   9 years 8 months

John T. Lemley (2)          09/29/98     80,000             13.56           20.50       13.56   7 years 2 months
                                         16,000             13.56           22.38       13.56   8 years 5 months
                                         16,000             13.56           22.50       13.56   9 years 8 months

Charles R. Maule (3)        09/29/98     32,000             13.56           20.88       13.56   7 years 2 months
                                          8,000             13.56           22.38       13.56   8 years 5 months
                                         28,000             13.56           22.50       13.56   9 years 8 months

Robert Ard                  09/29/98     32,000             13.56           25.00       13.56   9 years 8 months

George Saul                 09/29/98      4,800             13.56           23.63       13.56   9 years 9 months

David Figgins               09/29/98     16,000             13.56           25.50       13.56   9 years 8 months

-----------------

(1) Mr. Sutherland retired from Evans & Sutherland in February 1999.

(2) Mr. Lemley retired from Evans & Sutherland in July 1999.

(3) Mr. Maule terminated his employment with Evans & Sutherland in August 1999.




                     EVANS & SUTHERLAND COMPUTER CORPORATION
                             1998 STOCK OPTION PLAN

         The Board of Directors of Evans & Sutherland has approved, and recommends that the shareholders approve, an amendment of the Evans & Sutherland Computer Corporation 1998 Stock Option Plan for employees, officers and executives of, and consultants and independent contractors to, Evans & Sutherland and any subsidiary. The plan authorizes grants of Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"). The plan was established to provide a simplified mechanism for the granting of stock options to eligible individuals and operates in conjunction with and in addition to the Evans & Sutherland 1995 Long-Term Incentive Equity Plan, which expires on May 18, 2000. See Proposal Two, "Amendment to the Evans & Sutherland Computer Corporation 1998 Stock Option Plan," on page 4 of this proxy statement.

         The Board of Directors believes that the issuance of stock options under the plan is beneficial to Evans & Sutherland as a means to promote the success and enhance the value of Evans & Sutherland by linking the personal interests of its employees, officers, executives, consultants and independent contractors to those of its shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide Evans & Sutherland flexibility in its ability to attract and retain the services of individuals upon whose judgement, interest and special effort the successful conduct of Evans & Sutherland's operation is largely dependent. The following summary is qualified by reference to the 1998 Stock Option Plan, a copy of which is attached hereto as Appendix A.

ADMINISTRATION

         The plan is administered by either the Board of Directors or a committee appointed by the Board of Directors consisting of at least two (2) non-employee directors who also qualify as "outside directors" under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Board of Directors does not appoint a committee, any reference herein to the committee shall be to the Board of Directors. Additionally, Evans & Sutherland's CEO is permitted to grant options under the plan except to those individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (i.e. insiders). The committee (and the CEO when granting options) will have the exclusive authority to administer the plan, including the power to determine eligibility, the types and sizes of options and the price and timing of options.

ELIGIBILITY

         Persons eligible to participate in the plan include all employees, officers and executives of, and consultants and independent contractors to, Evans & Sutherland and its subsidiaries, as determined by the committee, including employees who are members of the Board of Directors, but excluding directors who are not employees.

RETIREMENT PROVISION

         The plan provides that in the event an individual ceases to be employed due to normal retirement from Evans & Sutherland, each option shall become fully vested and exercisable and shall remain exercisable after such termination until the expiration date of such option.

LIMITATION ON OPTIONS AND SHARES AVAILABLE

         An aggregate of 850,000 shares of Evans & Sutherland's common stock are available for grant under the plan. The proposed amendment would increase to 1,250,000 the aggregate shares of Evans & Sutherland's common stock available for grant under the plan. The maximum number of shares of stock that may be subject to one or more options to a single participant under the plan during any fiscal year is 250,000.

DESCRIPTION OF THE AVAILABLE OPTIONS

INCENTIVE STOCK OPTIONS

         An ISO is a stock option that satisfies the requirements specified in Code Section 422. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

         An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code.

         If stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as capital gain or loss. If such stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price, or the selling price of the stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

         In the event an optionee exercises an ISO using stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

         Evans & Sutherland will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the stock received, except that in the event of a disqualifying disposition, Evans & Sutherland will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NON-QUALIFIED STOCK OPTIONS

         An NQSO is any stock option other than an incentive stock option. Such options are referred to as "non-qualified" because they do not meet the requirements of and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

         No taxable income will be realized by an optionee upon the grant of an NQSO, nor is Evans & Sutherland entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price and Evans & Sutherland will be entitled to a corresponding tax deduction.

         Upon a subsequent sale or other disposition of stock acquired through exercise of an NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to Evans & Sutherland.

RECENT TAX CHANGES

         Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any covered employee in any taxable year. Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the plan that are intended to qualify as performance-based compensation will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

AMENDMENT AND TERMINATION

         The committee, subject to approval of the Board of Directors, may terminate, amend, or modify the plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

CHANGE OF CONTROL

         In the event of a change of control of Evans & Sutherland, all options under the 1998 Stock Option Plan shall become immediately exercisable. Under the plan, a change in control occurs upon any of the following events: (a) any person becoming the beneficial owner of 30% or more of Evans & Sutherland's stock; (b) during any two-year period, the persons who are on Evans & Sutherland's Board of Directors at the beginning of such period and any new person elected by two-thirds of such directors cease to constitute a majority of the persons serving on the Board of Directors; (c) Evans & Sutherland undergoes a change of control required to be reported in response to item 6(e) of Schedule 14A under the Securities Exchange Act of 1934; or (d) Evans & Sutherland's shareholders approve (1) a merger or consolidation of Evans & Sutherland with another corporation where Evans & Sutherland is not the surviving entity, or (2) any sale of substantially all of Evans & Sutherland's assets.

                              PENSION PLAN AND SERP

         Evans & Sutherland supports a Defined Benefit Pension Plan ("Pension Plan") and Supplemental Executive Retirement Plan ("SERP") with contributions based upon actuarial computations which take into account many assumptions and factors including, among others, projected average salary and time in service. Directors of Evans & Sutherland who are not employees are not eligible to participate in the Pension Plan and SERP. Evans & Sutherland's 1999 expense for the Pension Plan of $2,685,000 was 6% of the total remuneration of those participants covered by the Pension Plan for the fiscal year 1999. Under the pension provisions, the credited years of service for the Named Executive Officers listed in the preceding Summary Compensation Table are as follows:
Messrs. James R. Oyler, 5 years; David Figgins, 2 years; Robert Ard, 2 years; William C. Gibbs, 1 year; and George Saul, 2 years.

         Evans & Sutherland maintains a non-qualified deferred compensation plan or SERP for certain executives selected by the Compensation Committee of the Board of Directors. Under the SERP, an executive's annual retirement income commencing at age 65 (and having at least three years of service under the SERP) equals 66.7% of the executive's average base salary reduced by the executive's annual benefit under the Pension Plan multiplied by a fraction the numerator of which is the total number of years of service with Evans & Sutherland (up to a maximum of ten) and the denominator of which is ten. For purposes of the SERP, the term "average base salary" is defined as the average of the executive's base compensation over a three year period, excluding all other forms of compensation except amounts deferred under Evans & Sutherland's 401(k) Plan and the SERP.

         Messrs. James R. Oyler, David Figgins, Robert Ard, and George Saul are currently participating in the SERP and have 5, 2, 2 and 2 years of service, respectively, credited under the SERP and are expected to have at least 10 years of service credited under the Pension Plan at age 65. Mr. Gibbs terminated his employment with Evans & Sutherland in February 2000 and has 2 years of service credited under the SERP. Evans & Sutherland has purchased life insurance for its benefit on the lives of some or all of the participants. It is anticipated that the life insurance proceeds payable upon the death of plan participants will reimburse Evans & Sutherland for the after-tax cost of benefit payments, premiums, and a factor for the cost of money.

         The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan and the SERP, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan and SERP, and also assuming that the employee elects a straight life annuity.

                                                                                        Years of Service
                                                                        ----------------------------------------------------------
    Remuneration (1)                                                      15           20            25           30           35
    ------------                                                        --------     --------     --------      -------      -----

      $125,000    ....................................                  $83,375      $83,375      $83,375      $83,375      $83,375
       150,000    ....................................                  100,050      100,050      100,050      100,050      100,050
       175,000    ....................................                  116,725      116,725      116,725      116,725      116,725
       200,000    ....................................                  133,400      133,400      133,400      133,400      133,400
       225,000    ....................................                  150,075      150,075      150,075      150,075      150,075
       250,000    ....................................                  166,750      166,750      166,750      166,750      166,750
       300,000    ....................................                  200,100      200,100      200,100      200,100      200,100
       400,000    ....................................                  266,800      266,800      266,800      266,800      266,800
       450,000    ....................................                  300,150      300,150      300,150      300,150      300,150
       500,000    ....................................                  333,500      333,500      333,500      333,500      333,500



(1) For purposes of determining benefits at normal retirement, remuneration is based upon the average qualifying earnings of the employee. Under the Pension Plan, this is the average of the five consecutive calendar years that will produce the highest average earnings out of the last ten calendar years of employment. Under the SERP, this is the average of the three consecutive calendar years of employment with Evans & Sutherland that produces the highest annual average. For 1999, compensation taken into account under the Pension Plan for any individual in any year was limited to $160,000.

             REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE
                            OF THE BOARD OF DIRECTORS

GENERAL

         The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Evans & Sutherland specifically incorporates this information by reference and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

         The Compensation and Stock Options Committee of the Board of Directors establishes and oversees the general compensation policies of Evans & Sutherland, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff and stock option grants from the stock option plans. The committee is composed of the Chairman of the Board of Directors and all of the independent outside directors.

         Evans & Sutherland operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of Evans & Sutherland. Evans & Sutherland is committed to providing competitive compensation that helps attract, retain and motivate the highly skilled people it requires. The committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business segment and overall company performance, both current and long-term.

EXECUTIVE COMPENSATION

         The salary of the Chief Executive Officer is established solely by the committee, while the salary of other executives is recommended by the Chief Executive Officer for review and approval of the committee. Prime sources of information in determining executive salaries are a survey published by the American Electronics Association entitled "Executive Compensation in the Electronics Industry," and a survey published by Radford Associates entitled "Management Total Compensation Report." The committee has determined that, as a general rule, executive, management and top technical salaries should be at or near the 50th percentile of these surveys.

         In 1995, the committee approved a management incentive plan, which provided financial incentives for certain key executives and managers of Evans & Sutherland to achieve profitable growth. In 1999, participation was expanded to include all employees of Evans & Sutherland. The plan incentive is based on achievement of operating profit and other measures relative to the annual operating plan. Measurement for corporate (functional) employees is total corporate performance, while measurement for business segment employees is both corporate and business segment performance. The plan incorporates an operating profit level that must be attained before bonuses may be earned, as well as individual maximums on annual incentive amounts. This provision ensures a return to shareholders prior to any incentive payments being made.

         Other than Evans & Sutherland's pension plan and SERP, the long-term components of compensation for the Chief Executive Officer and other executives are the 1995 Long-Term Incentive Plan, which expires May 18, 2000, and the 1998 Stock Option Plan. The plans do not provide for automatically-timed option grants, but rather provides for grants at the discretion of the committee. In general, stock options are granted to executives, key managers and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the long-term objectives of Evans & Sutherland.

         This report is submitted by the members of the Compensation and Stock Options Committee.

                           Stewart Carrell           Ivan E. Sutherland
                           Gerald S. Casilli         Peter O. Crisp

                           COMPARATIVE STOCK PERFORMANCE CHART

         The following graph presents a five year comparison of total cumulative shareholder return on Evans & Sutherland's common stock for the period December 31, 1994 through December 31, 1999 with the total cumulative return on the (a) Chase H & Q Computer Hardware Index, (b) the Standard & Poor's 500 Index, and
(c) the Standard & Poor's Smallcap 600 Index. Evans & Sutherland believes that the Standard & Poor's 500 Index is no longer an adequate comparison. Accordingly, Evans & Sutherland has elected to compare its total return of a broad equity market index with the Standard & Poor's Smallcap 600 Index. Evans & Sutherland has included the Standard & Poor's 500 Index as required by SEC rules. The comparison assumes the investment of $100 on December 31, 1994 in stock or index, including reinvestment of dividends. Total shareholder returns for prior periods are not an indication of future investment returns.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                   [GRAPHIC]


                                                                                 Cumulative Total Return
                                                                   ----------------------------------------------------
                                                                    1994     1995    1996    1997      1998     1999
                                                                    ----     ----    ----    ----      ----     ----
EVANS & SUTHERLAND COMPUTER CORPORATION                              100     168     189      219      133       86
S & P 500                                                            100     138     169      226      290      351
S & P SMALLCAP 600                                                   100     130     158      198      203      229
CHASE H & Q COMPUTER HARDWARE                                        100     144     191      260      499      914


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Evans & Sutherland had purchases of $0.4 million during the fiscal year 1999 from a supplier for which Mr. Oyler, Evans & Sutherland's Chief Executive Officer, serves as a director and Mr. Casilli, a director of Evans & Sutherland, serves as Chairman of the Board of such supplier.


          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         Evans & Sutherland has entered into an agreement with James R. Oyler regarding severance and termination issues. This agreement provides that Evans & Sutherland will pay Mr. Oyler two and one-half times his gross income for the year preceding the termination date if (1) during a change of control, Mr. Oyler's employment is terminated by him for good reason or by Evans & Sutherland for any reason other than death, disability or cause, or (2) Mr. Oyler terminates his employment within one hundred eighty days of a change of control that has not been approved by a majority of directors in office immediately preceding the change of control.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland's directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

         Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 1999 with all Section 16(a) filing requirements applicable to Evans & Sutherland's officers, directors and greater than ten percent beneficial owners.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals to be included in Evans & Sutherland's year 2001 proxy statement, we must receive them on or before Friday, December 15, 2000. Please address your proposals to Corporate Secretary, Evans & Sutherland Computer Corporation, 600 Komas Drive, Salt Lake City, Utah 84108.

         If you wish to raise a matter before the shareholders at the year 2001 annual meeting, you must notify the Corporate Secretary in writing by not later than February 28, 2001. Please note that this requirement relates only to matters you wish to bring before your fellow shareholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in the proxy statement.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

                             ADDITIONAL INFORMATION

         Evans & Sutherland has included with this proxy statement a copy of our annual report on Form 10-K dated December 31, 1999, which is incorporated by reference in its entirety. Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland's annual report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.


                                  EVANS & SUTHERLAND COMPUTER CORPORATION


                                  Mark C. McBride
                                  Vice President and
                                  Corporate Secretary

                                   APPENDIX A

                     EVANS & SUTHERLAND COMPUTER CORPORATION
                             1998 STOCK OPTION PLAN

ARTICLE 1 - PURPOSE

         1.1 GENERAL. The purpose of the Evans & Sutherland Computer Corporation 1998 Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of Evans & Sutherland Computer Corporation (the "Company") by linking the personal interests of its officers, employees, and consultants or independent contractors to those of Company stockholders and by providing its officers, employees, and consultants or independent contractors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of officers, employees, and consultants or independent contractors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of stock options from time to time to officers, employees, and consultants or independent contractors.

ARTICLE 2 - EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan is effective as of April 13, 1998 (the "Effective Date").

ARTICLE 3 - DEFINITIONS AND CONSTRUCTION

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a)      "Board" means the Board of Directors of the Company.

                  (b) "Change of Control" means any of the following: (i) the Company executes a definitive agreement to merge or consolidate with or into another corporation in which the Company is not the surviving corporation and the Company's common stock is converted into or exchanged for stock or securities of any other corporation, cash, or any other thing of value; (ii) the Company executes a definitive agreement to sell or otherwise dispose of substantially all its assets;
         (iii) the Company undergoes a change of control of the nature required to be reported in response to item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended; (iv) a public announcement that more than thirty percent (30%) of the Company's then outstanding voting stock has been acquired by any person or group; or
         (v) a change is made in the membership of the Board resulting in a membership of which less than a majority were also members of the Board on the date two years prior to such change, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by the vote of at last two-thirds of the directors then still in office who were directors on the date two years prior to such change.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee"  means the committee of the Board described in
Article 4.

                  (e) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (f) "Fair Market Value" means, as of any given date, the fair market value of stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of stock as of any date shall be the closing price for the stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

                  (g) "Incentive Stock Option" means an option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (h) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

                  (i) "Non-Qualified Stock Option" means an option that is not intended to be an Incentive Stock Option.

                  (j)  "Option"  means a right  granted to a  Participant  under
         Article 7 of the Plan to purchase stock at a specified price during specified time periods. An option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (k) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an option.

                  (l) "Participant" means a person, who as an officer, employee, consultant or independent contractor of the Company or a Subsidiary, including an individual who is also a member of the Board, has been granted an option under the Plan.

                  (m) "Plan" means the Evans & Sutherland Computer Corporation 1998 Stock Option Plan, as amended from time to time.

                  (n) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or such other event designated as a Retirement by the Committee in an Option Agreement.

                  (o) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for stock pursuant to Article 9.

                  (p) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4 - ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder; provided, however, that the Chief Executive Officer of the Company shall have the authority to grant options to individuals who are not subject to
Section 16 of the Securities Exchange Act of 1934. When the Chief Executive Officer is acting to grant options under this Plan, solely for purposes of this Plan, the Chief Executive Officer shall be deemed to be acting as the Board or the Committee, as the case may be. Additionally, reference to the Committee shall also refer to the Board if the Board does not appoint a Committee.

         4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants to receive options;

                  (b) Determine the type or types of options to be granted to each Participant;

                  (c) Determine the number of options to be granted and the number of shares of stock to which an option will relate;

                  (d) Determine the terms and conditions of any option granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Determine whether, to what extent, and under what circumstances an option may be settled in, or the exercise price of an option may be paid in, cash, stock, other options, or other property, or an option may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an option;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5 - SHARES SUBJECT TO THE PLAN

         5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 9.1 below, the maximum aggregate number of shares of stock that may be subject to options under the Plan is 400,000. The shares may be authorized but unissued or reacquired shares of stock.

         5.2 LAPSED OPTIONS. To the extent that an option terminates, expires or lapses for any reason, any shares of stock subject to the option will again be available for the grant under the Plan.

         5.3 STOCK DISTRIBUTED. Any stock distributed pursuant to an option may consist, in whole or in part, of authorized and unissued stock, treasury stock or stock purchased on the open market.

         5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO OPTIONS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Article 9.1, the maximum number of shares of stock with respect to one or more options that may be granted to any one Participant during the Company's fiscal year shall be 250,000.

ARTICLE 6 - ELIGIBILITY AND PARTICIPATION

         6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers, employees, and consultants or independent contractors of the Company or a Subsidiary, as determined by the Committee, including officers, employees, and consultants or independent contractors who are also members of the Board. In order to assure the viability of options granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5 of the Plan. For purposes of this Plan, a change in status from (i) an Employee to a consultant or advisor, or (ii) a consultant or advisor to an Employee will not constitute a termination of employment.

         6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom options shall be granted and shall determine the nature and amount of each option. No individual shall have any right to be granted an option under this Plan.

ARTICLE 7 - STOCK OPTIONS

         7.1  GENERAL.   The   Committee  is  authorized  to  grant  options  to
Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of stock under an option shall be determined by the Committee and set forth in the Option Agreement. It is the intention under the Plan that the exercise price for any option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant options (other than options that are intended to be Incentive Stock Options) with an exercise price of less than Fair Market Value on the date of grant.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised. Notwithstanding anything in the Plan to the contrary, a Participant's Option shall become fully vested and exercisable and any restrictions shall lapse once the Participant terminates employment on account of Retirement and such options shall remain exercisable after such termination of employment until the expiration of the option.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of stock (through actual tender or by attestation), or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of stock shall be delivered or deemed to be delivered to Participants.

                  (d) EVIDENCE OF GRANT. All options shall be evidenced by a written Option Agreement between the Company and the Participant. The Option Agreement shall include such provisions as may be specified by the Committee.

         7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                           (1) The Incentive  Stock Option shall lapse ten years
                  from the date it is granted, unless an earlier time is set in the Option Agreement.

                           (2) Subject to Section 6.1, if the Participant separates from employment for any reason other than Disability or death, the Incentive Stock Option shall lapse three months following the Participant's termination of employment, or such other time as specified in the Participant's Option Agreement. Notwithstanding anything in the Plan to the contrary, a Participant's ISO shall become fully vested and exercisable and any restrictions shall lapse once the Participant terminates employment on account of Retirement and such ISO shall remain exercisable after such termination of employment until the expiration of the ISO; provided, however, that to the extent such option is not exercised within three months after such termination, such option shall thereafter be considered a Non-Qualified Stock Option. To the extent that this provision causes Incentive Stock Options to become first exercisable by a Participant in excess of the limitation in
                  Section 7.2(d), the excess shall be considered Non-Qualified Stock Options.

                           (3)  If  the  Participant  terminates  employment  on
                  account of Disability or death before the option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the option would have lapsed had the Participant not become Disabled or lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant's termination of employment on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an option is made) of all shares of stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

                  (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the option is exercisable for no more than five years from the date of grant.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No option of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8 - PROVISIONS APPLICABLE TO OPTIONS

         8.1 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted option for a payment in cash, stock, or another option (subject to Section 8.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         8.2 TERM OF OPTION. The term of each option shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

         8.3 FORM OF PAYMENT FOR OPTIONS. Subject to the terms of the Plan and any applicable law or Option Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an option may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, stock, other options, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         8.4 LIMITS ON TRANSFER. No right or interest of a Participant in any option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

         8.5 BENEFICIARIES. Notwithstanding Section 8.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the option shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         8.6 STOCK CERTIFICATES. All stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the stock is listed, quoted, or traded. The Committee may place legends on any stock certificate to reference restrictions applicable to the stock.

         8.7 TENDER OFFERS. In the event of a public tender for all or any portion of the stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, the Committee may in its sole discretion declare previously granted options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess options shall be deemed to be Non-Qualified Stock Options.

         8.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding options shall become fully exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every option outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise options during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the options on terms and conditions that substantially preserve the Participant's rights and benefits of the option then outstanding.

ARTICLE 9 - CHANGES IN CAPITAL STRUCTURE

         9.1 GENERAL. In the event a stock dividend is declared upon the stock, the shares of stock then subject to each option (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the stock shall be changed into or exchanged for a different number or class of shares of stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of stock then subject to each option the number and class of shares of stock into which each outstanding share of stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option.

ARTICLE 10 - AMENDMENT, MODIFICATION AND TERMINATION

         10.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         10.2 OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any option previously granted under the Plan, without the written consent of the Participant.

ARTICLE 11 - GENERAL PROVISIONS

         11.1 NO RIGHTS TO OPTIONS. No Participant, employee, or other person shall have any claim to be granted any option under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

         11.2 NO STOCKHOLDERS RIGHTS. No option gives the Participant any of the rights of a stockholder of the Company unless and until shares of stock are in fact issued to such person in connection with such option.

         11.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

         11.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         11.5 UNFUNDED STATUS OF OPTIONS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an option, nothing contained in the Plan or any Option Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         11.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         11.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         11.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         11.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

         11.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of options in stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         11.13 GOVERNING LAW. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Utah.

Adopted May 21, 1998

                                   AMENDMENT 1

                 TO THE EVANS & SUTHERLAND COMPUTER CORPORATION
                             1998 STOCK OPTION PLAN


         On April 13, 1998, Evans & Sutherland Computer Corporation (the "Corporation") adopted the Evans & Sutherland Computer Corporation 1998 Stock Option Plan (the "Plan"), which was approved by the shareholders on May 21, 1998. By this instrument, the Corporation desires to amend the Plan effective as of May 20, 1999.

         1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

         2. Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

                  NUMBER OF SHARES. Subject to adjustment as provided in Article
                  9.1 below, the maximum aggregate number of shares of stock that may be subject to options under the Plan is 850,000. The shares may be authorized but unissued or reacquired shares of stock.

         3. This Amendment shall be effective May 20, 1999.

                                   AMENDMENT 2
                 TO THE EVANS & SUTHERLAND COMPUTER CORPORATION
                             1998 STOCK OPTION PLAN


         On April 13, 1998, Evans & Sutherland Computer Corporation (the "Corporation") adopted the Evans & Sutherland Computer Corporation 1998 Stock Option Plan (the "Plan"), which was approved by the shareholders on May 21, 1998, and amended effective as of May 2, 1999. By this instrument, the Corporation desires to amend the Plan effective as of May 17, 2000.

         1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

         2. Section 4.3 of the Plan is amended by adding the following sentence to the end thereof:

                  Except as provided in Section 9.1, neither the Committee, nor the Board, shall have the authority or discretion to adjust the exercise price of outstanding Options granted under the Plan, whether through an amendment of an existing Option Agreement or through the cancellation and replacement of outstanding Options.

         3. Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

                  NUMBER OF SHARES. Subject to adjustment as provided in Article
                  9.1 below, the maximum aggregate number of shares of stock that may be subject to options under the Plan is 1,250,000. The shares may be authorized but unissued or reacquired shares of stock.

         4. This Amendment shall be effective May 17, 2000.

SIDE 1


                                      PROXY
                     EVANS & SUTHERLAND COMPUTER CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James R. Oyler, Richard J. Gaynor, and Mark
C. McBride and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on April 14, 2000, at the annual meeting of shareholders to be held on Wednesday, May 17, 2000 at 11:00 a.m., local time, at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE, "FOR" THE PROPOSAL TO AMEND THE 1998 STOCK OPTION PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                                          (To be Signed on Reverse Side.)




SIDE 2

1. ELECTION OF DIRECTORS, Peter O. Crisp and Ivan E. Sutherland, to serve for three year terms expiring at the Company's annual meeting to be held in the year 2003 and until their successors are duly elected and qualified.

                           |_|      For all Nominees

                           |_| Withhold Authority to Vote for the Nominees listed at right (To withhold authority for one or more individual Nominees, cross out the name of each such person)

                                    Peter O. Crisp

                                    Ivan E. Sutherland

                           |_|      Abstain

2. Proposal to amend the Evans & Sutherland 1998 Stock Option Plan.

                 |_|      For     |_|      Against           |_|      Abstain

3. Proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

                 |_|      For     |_|      Against           |_|      Abstain

4.     In their  discretion,  the proxies are authorized to vote upon such other
       business  as  may  properly  come  before  the  annual   meeting  or  any
       adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature                Date          Signature                 Date
          --------------      --------            --------------      --------

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.
       If a partnership, please sign in partnership name by authorized person.